                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               Cabot Corporation
                (Name of Registrant as Specified In Its Charter)

                               Cabot Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[CABOT LOGO]

                                                                January 18, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation which will be held on Thursday, March 7, 2002 at 4:00 p.m. in the Ballroom on the mezzanine level of the Seaport Hotel, One Seaport Lane, Boston, Massachusetts.

     Mailing of the enclosed Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card to you indicates that you were the beneficial owner of shares of Cabot Corporation common stock on January 9, 2002, the record date for determining the persons eligible to vote at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided or, if your proxy card or voting instruction form so indicates, vote electronically via the Internet or telephone.

                                          Sincerely,

                                          /s/ Kennett F. Burnes

                                          KENNETT F. BURNES
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                              [Corporate Address]

[CABOT LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 7, 2002

     The Annual Meeting of Stockholders of Cabot Corporation (the "Company"), a Delaware corporation, will be held in the Ballroom on the mezzanine level of the Seaport Hotel, One Seaport Lane, Boston, Massachusetts, on Thursday, March 7, 2002, at 4:00 p.m., Eastern Standard Time, for the following purposes:

     1. To elect three persons to the Board of Directors of the Company for terms expiring in 2005;

     2. To act upon one management proposal relating to the adoption of Amendments to the Company's 1999 Equity Incentive Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on January 9, 2002, are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

     - vote over the Internet or by telephone using the instructions on the accompanying proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

     - complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

     Stockholders may still vote in person if they do attend the Annual Meeting.

     The Company's 2001 Annual Report to Stockholders and Form 10-K are being mailed to stockholders with this Notice of Annual Meeting of Stockholders and Proxy Statement.

     A complete list of the stockholders entitled to vote at the meeting shall be available for examination by any stockholder for ten days prior to the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts.

     Please exercise your right to vote at your earliest convenient time.

By order of the Board of Directors,

John P. McGann
Secretary

Two Seaport Lane
Boston, Massachusetts
January 18, 2002

TABLE OF CONTENTS

                                                               PAGE
                                                               ----
General Information.........................................     1

ITEM NO. 1 -- Election of Directors.........................     2

  Certain Information Regarding Directors...................     2

  Information on the Board of Directors and its
     Committees.............................................     5

  Audit Committee Report....................................     7

Beneficial Stock Ownership of Directors, Executive Officers
  and Persons Owning More than Five Percent of Common
  Stock.....................................................     9

Executive Compensation......................................    11

  Summary Compensation Table................................    11

  Option Grants in Last Fiscal Year.........................    14

  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................    14

  Pension Plan Table........................................    15

  Employment Contracts and Termination of Employment and
     Change in Control Arrangements.........................    15

  Compensation Committee Report on Executive Compensation...    16

Performance Graph...........................................    19

Certain Relationships and Related Transactions..............    20

Compliance with Section 16(a) of the Exchange Act...........    20

ITEM NO. 2 -- Proposal to Approve Adoption of Amendments to
  1999 Equity Incentive Plan................................    21

Future Stockholder Proposals................................    26

Annual Report on Form 10-K..................................    26

Solicitation of Proxies.....................................    26

Miscellaneous...............................................    26

Exhibit A -- 1999 Equity Incentive Plan.....................   A-1

CABOT CORPORATION
TWO SEAPORT LANE, SUITE 1300
BOSTON, MASSACHUSETTS 02210-2019

PROXY STATEMENT

MAILED ON OR ABOUT JANUARY 18, 2002, FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 7, 2002

GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by and on behalf of the Board of Directors of Cabot Corporation, a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 4:00 p.m., Eastern Standard Time, on Thursday, March 7, 2002, in the Ballroom on the mezzanine level at the Seaport Hotel, One Seaport Lane, Boston, Massachusetts, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January 18, 2002.

     Stockholders attending the Annual Meeting may vote their shares in person even though they have already given a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. You may revoke your proxy at any time prior to its use by a written communication to John P. McGann, Secretary of the Company, by a duly executed proxy bearing a later date received prior to the closing of the polls or by attending the Annual Meeting and voting in person. Proxies will also be considered voting instructions by participants in employee benefit plans of the Company and a former subsidiary of the Company with respect to shares of the Company's common stock and convertible preferred stock held for such participants by the trustees of such plans.

     Only stockholders of record as of the close of business on January 9, 2002, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 62,209,790 shares of common stock, par value $1.00 per share ("Common Stock"), and 58,652 shares of Series B ESOP convertible preferred stock, par value $1.00 per share ("Convertible Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Convertible Preferred Stock is entitled to 146.3782 votes. State Street Bank and Trust Company, the trustee of the Cabot Corporation Employee Stock Ownership Plan ("ESOP"), which became a part of the Cabot Corporation Retirement Savings Plan effective December 31, 2000, is the record owner of all of the shares of Convertible Preferred Stock and is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the ESOP.

     A quorum for the election of directors, the approval of the management proposal and the consideration of such other business as may properly be presented to the Annual Meeting consists of a majority in interest of all shares of Common Stock and Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting, considered as a single class. Votes withheld for a nominee for election as a director or that reflect abstentions or broker non-votes (i.e., shares as to which the record owner has not received instruction from the beneficial owner of the shares on a matter as to which under the applicable rules of the New York Stock Exchange the record owner does not have authority to vote without such instruction) will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast and will have no effect on the outcome of the voting.

     There is no provision for cumulative voting. A plurality of the votes properly cast is required for the election of a director. A majority of the votes properly cast is required to adopt the management proposal to be presented to the Annual Meeting.

     The independent accountant for the Company is PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

ITEM NO. 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, Arthur L. Goldstein, Gautam S. Kaji, and John H. McArthur will be nominated for election to the class of directors whose terms expire in 2005. All of the nominees are currently directors of the Company and were elected by the stockholders at previous Annual Meetings. The Board of Directors expects that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than three nominees.

     CERTAIN INFORMATION REGARDING DIRECTORS

     Set forth below, as of December 31, 2001 for each director of the Company, is information regarding the Director's age, position(s) with the Company, membership on committees of the Board of Directors of the Company, the period during which the Director has served as a director and the Director's term of office, family relationship with any other director or executive officer of the Company, business experience during at least the past five years and other directorships and similar positions held by the Director.
--------------------------------------------------------------------------------

  [Photo of K. Burnes]

                            KENNETT F. BURNES

                            Age: 58

                            Position: Chairman, President and Chief Executive Officer

                            Committee Membership: Executive

                            Director since: 1992

                            Term of Office Expires: 2004

                            Business Experience:

                            Cabot Corporation:

                              Chairman and Chief Executive Officer -- 2001 to
                            present

                              President -- 1995 to present

                              Chief Operating Officer -- 1996 to 2001

                              Executive Vice President -- 1988 to 1995

                            Directorship:

                            Cabot Microelectronics Corporation

--------------------------------------------------------------------------------

  [Photo of J. Cabot]

                            JOHN G.L. CABOT(1)

                            Age: 67

                            Committee Memberships: Audit and Nominations

                            Director since: 1963

                            Term of Office Expires: 2003

                            Business Experience:

                            Cabot Corporation:

                              Vice Chairman of the Board -- 1988 to 1995

                              Chief Financial Officer -- 1992 to 1995

                            Directorships:

                            Cabot Oil & Gas Corporation

                            Eaton Vance Corp.

--------------------------------------------------------------------------------

[Photo of J. Clarkeson]

                            JOHN S. CLARKESON

                            Age: 59

                            Committee Memberships: Compensation and Safety, Health and

                            Environmental Affairs

                            Director since: 1998

                            Term of Office Expires: 2004

                            Business Experience:

                            The Boston Consulting Group, Inc. (management consulting):

                              Chairman of the Board -- January 1998 to present

                              Chief Executive Officer and President -- 1986 to
                            1997

                            Directorships:

                            The Boston Consulting Group, Inc.

                            National Bureau of Economic Research, Inc.

--------------------------------------------------------------------------------

[Photo of A. Goldstein]

                            ARTHUR L. GOLDSTEIN

                            Age: 66

                            Committee Membership: Audit and Nominations

                            Director since: 1995

                            Term of Office Expires: 2002 (Nominee for Election)

                            Business Experience:

                            Ionics, Incorporated (water purification):

                              Chairman of the Board -- 1990 to present

                              President and Chief Executive Officer -- 1971 to
                            present

                            Directorships:

                            Ionics, Incorporated

                            State Street Corporation

                            State Street Bank and Trust Company

--------------------------------------------------------------------------------

[Photo of R. Henderson]

                            ROBERT P. HENDERSON(2)

                            Age: 70

                            Committee Memberships: Compensation (Chairman) and Executive

                            Director since: 1990

                            Term of Office Expires: 2004

                            Business Experience:

                            Greylock Management Corporation (private equity investment management):

                              General Partner of managed funds -- 1983 to
                            present

                            Greylock Limited Partnership (private equity investments):

                              Managing Partner -- 1990 to present

                            Directorships:

                            Allmerica Financial Corporation

--------------------------------------------------------------------------------

   [Photo of G. Kaji]

                            GAUTAM S. KAJI

                            Age: 60

                            Committee Memberships: Audit and Safety, Health and Environmental Affairs

                            Director since: 1998

                            Term of Office Expires: 2002 (Nominee for Election)

                            Business Experience:

                            World Bank:

                              Managing Director, Operations and Chairman Loan
                            Committee, World Bank     Group -- 1994 to 1997

                              Regional Vice President, East Asia and Pacific,
                            World Bank -- 1991 to 1994

                            Directorships:

                            Centennial Group, Inc.

                            HCL Perot Systems Inc.

                            Infrastructure Development Finance Co.

--------------------------------------------------------------------------------

 [Photo of R. Macleod]

                            RODERICK C.G. MACLEOD(1)

                            Age: 51

                            Committee Memberships: Audit and Safety, Health and Environmental Affairs

                            Director since: 1998

                            Term of Office Expires: 2004

                            Business Experience:

                              St. Martins Finance Ltd (private equity investment
                            company)

                              Co-founder and Principal -- 1985 to present

                            Directorships:

                            BNB Resources PLC

                            E.I.E.C. S.A.

                            Oxford Forecasting Services Ltd.

                            T.V. Jobshop Plc.

                            Waverley Investments (UK) Ltd.

--------------------------------------------------------------------------------

 [Photo of J. McArthur]

                            JOHN H. MCARTHUR

                            Age: 67

                            Committee Memberships: Compensation, Executive and Nominations (Chairman)

                            Director since: 1990

                            Term of Office Expires: 2002 (Nominee for Election)

                            Business Experience:

                            Harvard University:

                              Dean of Graduate School of Business
                            Administration -- 1980 to 1995

                            World Bank:

                              Senior Advisor to the President, World Bank
                            Group -- 1995 to present

                            Directorships:

                            The AES Corporation

                            BCE Inc.

                            BCE Emergis, Inc.

                            Glaxo SmithKline PLC

                            HCA Healthcare Incorporated

                            Rohm and Haas Company

                            Springs Industries, Inc.

                            Koc Holdings A.S.

--------------------------------------------------------------------------------

 [Photo of J. O'Brien]

                            JOHN F. O'BRIEN

                            Age: 58

                            Committee Memberships: Audit (Chairman) and
                            Nominations

                            Director since: 1990

                            Term of Office Expires: 2003

                            Business Experience:

                            Allmerica Financial Corporation (holding company):

                              President and Chief Executive Officer -- 1995 to
                            present

                            Allmerica Investment Trust (investment company):

                              Chairman of the Board -- 1989 to present

                            Allmerica Securities Trust (investment company):

                              Chairman of the Board -- 1989 to present

                            Directorships:

                            ABIOMED, Inc.

                            Allmerica Financial Corporation

                            Allmerica Investment Trust (Trustee)

                            Allmerica Securities Trust (Trustee)

                            The TJX Companies, Inc.

--------------------------------------------------------------------------------

 [Photo of R. Schmitz]

                            RONALDO H. SCHMITZ

                            Age: 63

                            Committee Memberships: Compensation and Safety, Health and Environmental Affairs

                            Director since: 2001

                            Term of Office Expires: 2004

                            Business Experience:

                            Deutsche Bank AG (banking):

                              Member of the Group Board -- 1991 to 2000
                            (retired)

                              Executive Vice President -- 1990

                            BASF AG:

                              Member of the Board of Managing Directors -- 1980
                            to 1990

                            Directorships:

                            Glaxo SmithKline PLC

                            Legal & General Group PLC

                            Rohm and Haas Company

--------------------------------------------------------------------------------

  [Photo of L. Thomas]

                            LYDIA W. THOMAS

                            Age: 57

                            Committee Memberships: Audit and Safety, Health and Environmental Affairs (Chairwoman)

                            Director since: 1994

                            Term of Office Expires: 2003

                            Business Experience:

                            Mitretek Systems, Inc. (research and development for public interest):

                              President and Chief Executive Officer -- 1996 to
                            present

                              Senior Vice President and General Manager -- 1996

                            The MITRE Corporation:

                            Center for Environment, Resources and Space:

                              Senior Vice President and General Manager -- 1992
                            to 1996

                              Vice President -- 1989 to 1992

                              Technical Director -- 1982 to 1989

                            Directorships:

                            Charles Stark Draper Laboratory Inc. (Member)

--------------------------------------------------------------------------------

 [Photo of M. Wrighton]

                            MARK S. WRIGHTON

                            Age: 52

                            Committee Memberships: Compensation and Safety, Health and

                            Environmental Affairs

                            Director since: 1997

                            Term of Office Expires: 2003

                            Business Experience:

                            Washington University in St. Louis

                              Chancellor and Professor of Chemistry -- 1995 to
                            present

                            Massachusetts Institute of Technology

                              Provost -- 1990 to 1995

                              Head of Department of Chemistry -- 1987 to 1990

                            Directorships:

                            A.G. Edwards, Inc.

                            Helix Technology Corporation

                            Ionics, Incorporated

                            OIS Optical Imaging Systems, Inc.

--------------------------------------------------------------------------------

     (1) Roderick C.G. MacLeod's spouse is a first cousin once removed of John G.L. Cabot.

     (2) In accordance with the Company's retirement policy, Mr. Henderson will retire from the Board of Directors effective at the March 7, 2002 Annual Meeting of Stockholders.

     INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

     General

     The Board of Directors of the Company held six meetings during the 2001 fiscal year. The Board has five standing Committees: Audit Committee, Compensation Committee, Executive Committee, Nominations Committee and Safety, Health and Environmental Affairs Committee (the "SH&E Committee"). Membership on each Committee is listed above under the directors' names. The Audit, Compensation, Nominations and SH&E Committees are presently composed entirely of non-employee directors. The Executive Committee is presently composed of one employee director and two non-employee directors.

     Board Committees

     The Audit Committee annually recommends the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries. It reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The Committee reports to the Board on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee met two times during fiscal year 2001. The Report of the Audit Committee appears at the end of the "Information on the Board of Directors and its Committees" section of this proxy statement.

     The Compensation Committee establishes policies applicable to executive compensation and determines the salaries, bonuses and other remuneration of the officers of the Company who are also directors (for a further description of those policies and activities, see the Committee's Report which starts on page 16 of this Proxy Statement.) In addition, the Committee determines whether any discretionary contributions will be made by the Company to the Cabot Corporation Retirement Savings Plan (the "Savings Plan"), formerly the Cabot Retirement Incentive Savings Plan which became a part of the Cabot Corporation Retirement Savings Plan effective December 31, 2000. It administers the Company's supplemental employee benefit plans. It also administers the short-term incentive plan, the long-term equity incentive plans, including the adoption of the rules and regulations therefor, the designation of participants and the determination of the size and terms of awards. The Committee reviews the activities of the Company's Benefits and Investment Committees and reviews the Company's human resources policies and certain compliance activities. It also makes recommendations to the Board of Directors with respect to directors' compensation. The Compensation Committee met four times and took action by written consent four times during the 2001 fiscal year.

     The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of the business of the Company between Board meetings. Actions taken by the Executive Committee are regularly reported to the Board at its next meeting. The Executive Committee met two times during the 2001 fiscal year.

     The Nominations Committee considers and proposes to the Board of Directors policies for the Board and nominees for membership on the Board of Directors. Nominees suggested by stockholders and sent to the Committee in care of the Chairman of the Board will be considered by the Committee. The Nominations Committee met three times during the 2001 fiscal year.

     The SH&E Committee reviews the Company's safety, health and environmental management programs and major hazards analyses. The Committee consults with the Company's internal and outside safety, health and environmental advisors regarding the management of those programs. It also reviews the Company's environmental spending. The SH&E Committee met three times during the 2001 fiscal year.

     Board Compensation

     Directors who are not employees of the Company were compensated during fiscal year 2001 by the issuance of 1,600 shares of Common Stock, pursuant to the Company's Non-Employee Directors' Stock Compensation Plan, and four quarterly cash payments of $3,500. Non-employee directors also received $1,200 for attending each Board meeting and each meeting of a Committee of which they were a member. Non-employee directors who are Committee chairmen also received an additional fee of $500 per quarter. Directors who were employees of the Company received no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and Committee meetings and were covered by the Company's travel accident insurance policy.

     From time to time, the Company's directors provide advice and consultation to the Company in addition to their regular duties as directors, for which they are compensated by the Company. During the 2001 fiscal year, no such compensation was paid.

     Under the Cabot Corporation Deferred Compensation Plan, directors are permitted to defer receipt of their cash retainer and Board and Committee meeting fees for a period of at least three years or until they leave the Board of Directors. Such deferred amounts are accrued in a memorandum account and either (i) credited with interest at a rate equal to Moody's Corporate Bond Rate, or (ii) treated as invested in phantom stock units, based on the market price of shares of Cabot Common Stock at the time of deferral, with phantom dividends being accrued and treated as if reinvested in phantom stock units.

     All incumbent directors attended at least 75% of the meetings of the Board and of their respective Committees held while they were members during the 2001 fiscal year.

     Board Retirement Policy

     The Board of Directors has adopted a retirement policy, which requires each director to submit his or her resignation to the Chairman of the Board prior to, and effective at, the Annual Meeting of Stockholders of the Company next following the calendar year of (i) such director's seventieth birthday, in the case of a director first elected to the Board prior to his or her sixtieth birthday, or (ii) such director's seventy-second birthday, in the case of a director first elected to the Board on or after his or her sixtieth birthday.

     The Board of Directors has adopted a retirement policy for employee directors, which requires each employee director to submit his or her resignation to the Chairman of the Board or, in the case of the Chairman of the Board, to a meeting of the Board of Directors, (i) prior to and, if accepted, effective at the Annual Meeting of Stockholders following the calendar year of such director's sixty-fifth birthday, or (ii) if the director ceases to be an employee of the Company prior to such annual meeting, then no later than the date of and, if accepted, effective upon the termination of such director's employment with the Company.

     AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of Cabot Corporation is composed of six non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on May 12, 2000. A copy of the Charter was attached as Exhibit A to the Proxy Statement of the Company prepared in connection with the 2001 Annual Meeting of Stockholders. The Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The Committee also reviews the Charter of the Audit Committee. This is a report on the Committee's activities relating to fiscal year 2001.

     Review of Audited Financial Statements with Management

     The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

     Review of Financial Statements and Other Matters with Independent
Accountant

     The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

     Audit Fees of Independent Accountant

     The aggregate fees paid for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for that year were $1,307,715.

     Financial Information Systems Design and Implementation Fees

     There were no fees paid for professional services rendered by PricewaterhouseCoopers LLP for financial information systems design and implementation assistance for fiscal year 2001.

     All Other Fees

     The aggregate fees paid for services rendered by PricewaterhouseCoopers LLP during fiscal year 2001 other than for those professional services described above were $2,314,730. Such services included $1,221,632 in tax services. The remainder of non-audit fees primarily related to benefit and insurance plan audits and consultations and internal audit and controls engagements.

     The Audit Committee has considered whether the provision of the foregoing services is compatible with maintaining the principal accountant's independence, and has determined that such independence has been maintained.

     Recommendation that Financial Statements be Included in Annual Report

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     Other Matters

     In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material," or to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in that Item, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                                                January 18, 2002

John F. O'Brien (Chairman)
John G. L. Cabot
Arthur L. Goldstein
Gautam S. Kaji
Roderick C. G. MacLeod
Lydia W. Thomas

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 30, 2001, except as otherwise noted, (including shares of Common Stock subsequently issued to The Vanguard Fiduciary Trust Company, the trustee of the Savings Plan, for Company contributions accrued as of that date) by (a) each person known by the Company to own beneficially more than 5% of its Common Stock (based solely upon a Schedule 13G for the year ended December 31, 2000 filed by such person) (b) each director of the Company and each of the current executive officers named in the Summary Compensation Table below, and (c) all current directors and executive officers as a group. The number of shares of Common Stock shown as beneficially owned includes shares issuable upon conversion of Convertible Preferred Stock held by State Street Bank and Trust Company as trustee of the ESOP (the ESOP and the Savings Plan are referred to collectively herein as the "Plans"). The number of shares of Common Stock shown below includes shares issuable upon the exercise of stock options and, for each person who is a participant in the Plans, shares issuable upon conversion of shares of Convertible Preferred Stock allocated to such participant's respective account under the ESOP (see note 4 below). The shares of Common Stock allocated to the accounts of named participants in the Plans constitute less than 1% of the Common Stock of the Company and the shares of Convertible Preferred Stock allocated to the accounts of named participants in the ESOP constitute less than 1% of the Convertible Preferred Stock of the Company.

                                   VOTING POWER              INVESTMENT POWER
                              -----------------------    ------------------------                     PERCENT OF
            NAME                 SOLE        SHARED         SOLE         SHARED          TOTAL          CLASS
----------------------------------------------------------------------------------------------------------------
Holders of More than Five
---------------------------
  Percent of Common Stock
----------------------------
  AXA Financial, Inc. (and
    related entities)
    1290 Avenue of the
    Americas
    New York, NY............   4,390,092      845,107     8,761,571           -0-       8,761,571        14.1

Directors and Executive
  Officers
----------------------------
  John E. Anderson..........      88,682          -0-        88,682           -0-          88,682(1)        *
  William J. Brady..........     104,607          -0-       104,607           -0-         104,607           *
  Kennett F. Burnes.........     648,765          -0-       648,765           -0-         648,765(2)      1.0
  John G.L. Cabot...........   1,785,413      860,777(3)  1,785,413       860,777(3)    2,646,190         4.2
  John S. Clarkeson.........       5,800        2,000         5,800         2,000           7,800           *
  Arthur L. Goldstein.......       9,800          -0-         9,800           -0-           9,800           *
  Robert P. Henderson.......      22,000          -0-        22,000           -0-          22,000           *
  Gautam S. Kaji............       5,000          -0-         5,000           -0-           5,000           *
  Roderick C.G. MacLeod.....       5,800       44,000         5,800        44,000          49,800           *
  John H. McArthur..........       7,018          -0-         7,018           -0-           7,018           *
  William P. Noglows........     177,649          -0-       177,649           -0-         177,649           *
  John F. O'Brien...........      18,400          -0-        18,400           -0-          18,400           *
  Thomas H. Odle............      71,583          -0-        71,583           -0-          71,583           *
  Ronaldo H. Schmitz........         800          -0-           800           -0-             800           *
  Lydia W. Thomas...........      11,200          -0-        11,200           -0-          11,200           *
  Mark S. Wrighton..........       7,400          -0-         7,400           -0-           7,400           *
  All directors and
    executive officers as a
    group (18 persons)......   3,054,808      906,777     3,054,808       906,777       3,961,585(4)      6.4

---------------
  * Less than one percent.

(1) Includes 16,159 shares of Common Stock which Mr. Anderson has the right to acquire pursuant to stock options.

(2) Includes 96,957 shares of Common Stock which Mr. Burnes has the right to acquire pursuant to stock options.

(3) Includes 860,777 shares as to which beneficial ownership is disclaimed.

(4) Shares of Common Stock shown as being beneficially owned by directors and executive officers as a group include: (i) 113,116 shares which such individuals have the right to acquire pursuant to stock options; (ii) 25,360 shares held for their benefit by The Vanguard Fiduciary Trust Company as trustee of the Savings Plan; (iii) 43,590 shares (issuable upon conversion of 298 shares of Convertible Preferred Stock) held for their benefit by the State Street Bank and Trust Company as trustee of the Employee Stock Ownership Plan; and (iv) 860,777 shares of Common Stock as to which beneficial ownership is disclaimed.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The Summary Compensation Table provides certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were employed by the Company on September 30, 2001, and one former Chief Executive Officer of the Company, for services rendered by them during fiscal years 2001, 2000, and 1999. The information includes base salaries, bonuses and long-term compensation grants made to each such executive officer in those years as well as information regarding the value of certain other compensation reportable for such executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION AWARDS
                                                                   -------------------------------
                                       ANNUAL COMPENSATION                             SECURITIES         ALL OTHER
                                     -----------------------                           UNDERLYING        COMPENSATION
   NAME AND PRINCIPAL                 SALARY         BONUS          RESTRICTED        OPTIONS/SARS       ------------
        POSITION          YEAR         ($)           ($)(1)        STOCK ($)(2)          (#)(3)             ($)(4)
---------------------------------------------------------------------------------------------------------------------
Samuel W. Bodman (5)      2001       $550,000       $      0        $        0               --           $6,962,554
  Chairman and Chief      2000       $775,000       $650,000        $3,132,938           60,000           $  150,773
  Executive Officer       1999       $750,000       $375,000        $2,079,000               --           $  217,205

Kennett F. Burnes (5)     2001       $662,500       $800,000        $2,685,100               --           $  133,399
  Chairman, President     2000       $541,667       $500,000        $1,708,875           60,000           $   87,511
  and Chief Executive     1999       $525,000       $250,000        $1,228,500               --           $  148,316
  Officer

William P. Noglows        2001       $420,833       $400,000        $1,220,500               --           $   62,964
  Executive Vice          2000       $350,000       $250,000        $1,166,375           60,000           $   44,006
  President               1999       $318,750       $120,000        $  529,200               --           $   50,741(6)

John E. Anderson          2001       $232,500       $120,000        $  610,250               --           $   33,846
  Vice President          2000       $190,000       $ 75,000        $  613,025           30,000           $   29,861
                          1999       $153,083       $ 25,000        $  132,300               --           $   15,880

William J. Brady          2001       $281,250       $225,000        $  854,350               --           $   40,619
  Vice President          2000       $212,917       $ 90,000        $  341,775            7,500           $   29,789
                          1999       $185,000       $ 60,000        $  226,800               --           $   18,988

Thomas H. Odle            2001       $245,833       $300,000        $  610,250               --           $   36,889
  Vice President          2000       $201,667       $125,000        $  284,813               --           $   38,812
                          1999       $192,250       $100,000        $  207,900               --           $   20,126

---------------
(1) Each of the named executive officers set forth in the Table was given the choice, with respect to his 1999 bonus, of receiving, in lieu of the cash awards set forth above, a non-qualified stock option (an "Option"), or 50% of the cash award above and the remainder in the form of an Option. The number of shares of Common Stock for which an Option is exercisable is determined by multiplying the amount of cash foregone, by virtue of having selected an Option, by 1.5 and dividing that amount by $6.74. The Options were exercisable immediately, at a per share exercise price of $18.875. Mr. Burnes elected to take his entire bonus in the form of an Option. Messrs. Bodman, Noglows and Anderson each elected to take one-half of his bonus in cash and the remainder in the form of an Option. Messrs. Brady and Odle each elected to take his bonus in cash.

(2) The value of the shares of restricted stock set forth in the Table was determined based upon the fair market value of such shares on the date of grant less the amount paid by the named executive officer to the Company for such shares. The following named executive officers were granted the following shares of restricted stock in May 2001 under the Company's 1999 Equity Incentive Plan: Mr. Bodman: 0 shares; Mr. Burnes: 110,000 shares; Mr.
    Noglows: 50,000 shares; Mr. Anderson: 25,000 shares; Mr. Brady: 35,000 shares; and Mr. Odle: 25,000 shares.

    The number and value (calculated at fair market value as of September 30, 2001 ($39.90 per share), less the amount paid by the named executive officer) of all restricted stock of the Company held by the named executive officers on September 30, 2001 (including the shares referred to in the column headed "Restricted Stock") were as follows: Mr. Bodman: 0 shares; Mr.
    Burnes: 265,000 shares ($8,164,025);

    Mr. Noglows: 133,000 shares ($4,231,400); Mr. Anderson: 60,000 shares ($1,929,325); Mr. Brady: 65,000 shares ($1,983,725); and Mr. Odle: 51,000 shares ($1,562,237).

    Effective as of the close of business on Friday, September 29, 2000, the Company distributed to its shareholders all of its remaining shares of Common Stock of Cabot Microelectronics Corporation ("Cabot Microelectronics"). The foregoing valuations for 2000 reflect the closing price of the Company's Common Stock on that day, without giving effect to that distribution and the resulting adjustment of the Company's Common Stock price. The Cabot Microelectronics shares were distributed to stockholders, including the named executive officers, at the rate of 0.2804 shares of Cabot Microelectronics per share of Cabot Corporation.

    Except for the special incentive grants discussed in the following paragraph and where otherwise noted, the restricted stock set forth in the Table vests, in whole, three years from the date of grant. In accordance with the Company's 1999, 2000 and 2001 long-term incentive compensation programs under the Company's 1999 Equity Incentive Plan, each of the named individuals paid to the Company 30% of the fair market value on the date of grant of the shares of stock awarded in 1999, 2000 and 2001. Some of the funds for the payment for restricted stock purchased in 1998 were borrowed from Merrill Lynch Bank & Trust Co. (the "Bank") by the named executive officers under a loan facility available to all recipients of restricted stock grants under this program. As of June 30, 1999, the Company purchased all of the outstanding loans from the Bank under that facility and established its own loan program (the "Cabot Loan Program"), which is available to all recipients of restricted stock grants. All of the funds for the payment for restricted stock purchased in 1999, 2000 and 2001 by the named executive officers were borrowed from the Company under the Cabot Loan Program. (See "Certain Relationships and Related Transactions" below.) The recipients, including the named executive officers, borrowing funds under the Cabot Loan Program are obligated to pay interest on the loans at 6% per annum for loans made in connection with 1999 and 2000 awards, and at 5.5% for loans made in connection with 2001 awards, and to repay the funds borrowed. Shares purchased with borrowed funds must be pledged to the Company as collateral for the loans. Also included in the Table above are special grants awarded under the Company's Equity Incentive Plans in May 2000 to Mr. Noglows (15,000 shares) and Mr. Anderson (10,000 shares) which were awarded without cost to them and which will vest in equal installments on the third, fourth and fifth anniversaries of the awards. Dividends are paid on the shares of restricted stock.

    In addition to the long-term incentive grants, on November 9, 2000 certain executive officers were awarded special incentive grants consisting of shares of restricted Common Stock in recognition of their contribution to transactions during the year which created value for the shareholders, including the spin-off of Cabot Microelectronics Corporation and the sale of the liquefied natural gas ("LNG") business. The restricted shares vested on June 1, 2001, so long as the recipient was an employee of the Company on that date, and were granted without cost to the executive officer. The following named executive officers were granted the following shares of restricted stock, which are not included in the Table above (with the value shown based on the closing price of $23.375 per share of the Company's Common Stock on the date of the award), under these special incentive grants under the Company's 1999 Equity Incentive Plan: Mr. Bodman: 23,500 shares ($549,313); Mr. Burnes: 11,000 shares ($257,125); and Mr. Noglows: 2,000 shares ($46,750).

(3) Represents options to purchase common stock of Cabot Microelectronics received by the named executive officers from Cabot Microelectronics in April 2000 in connection with the initial public offering of the common stock of Cabot Microelectronics and the subsequent spin-off to Cabot Corporation stockholders of the remaining common stock of Cabot Microelectronics referred to above in note (2). No such options were granted in 2001.

(4) The information in the column headed "All Other Compensation" includes matching contributions to the Savings Plan and accruals under a supplemental retirement savings plan for fiscal year 2001 and contributions to the Employee Stock Ownership Plan (which became part of the Savings Plan as of December 31, 2000) and accruals under a supplemental employee stock ownership plan for fiscal year 2001 on behalf of the named executive officers. The amount for Mr. Bodman includes a retirement bonus of $6,847,120 to supplement his vested retirement benefits.

    The supplemental retirement savings plan and supplemental employee stock ownership plan were established by the Company to provide benefits to executive officers and other officers and managers of
 12
    the Company in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code (the "Code") prevent participants in the Savings Plan or the ESOP from receiving some of the benefits provided under those qualified plans. Included in the amounts shown above are accruals for an additional benefit under the supplemental employee stock ownership plan equal to the total benefit each of Messrs. Bodman and Burnes would have accrued for the fiscal year under the ESOP if the limitations of ERISA and the Code were not applicable.

    The Company provides executive officers and other managers, including the named executive officers, with death benefit protection in the amount of three times their salaries, including $50,000 of group life insurance coverage. No amount has been included in the column headed All Other Compensation for this benefit because no amount was accrued by the Company for the benefit and the benefit, other than the group life insurance (which is available to all employees in amounts determined by the level of their salaries), is not funded by insurance on the lives of any of the named executive officers. The Company's cost of the program generally is funded by insurance on the lives of various other present and former employees of the Company. The value of this benefit, based upon the taxable income it would constitute if it were insurance, does not exceed approximately $20,000 per year for any named executive officer.

(5) On March 9, 2001, in connection with his pending retirement Mr. Bodman resigned as Chief Executive Officer of the Company and Mr. Burnes was elected to that position, and on May 11, 2001, Mr. Bodman retired as Chairman of the Board and a Director and Mr. Burnes was elected Chairman of the Board. See the Compensation Committee Report on Executive Compensation below.

(6) These amounts do not include approximately $36,000 of relocation expenses paid by the Company to Mr. Noglows in 1999 in connection with his relocation from Illinois to Massachusetts.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no grants of stock options under the Cabot Corporation plans to the named executive officers during the fiscal year ended September 30, 2001.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

     The following table sets forth information with respect to the number of unexercised Cabot Corporation stock options held by each named executive officer on September 30, 2001, and the value of the unexercised in-the-money options at that date. The options shown in the table were granted during the years 1989 through 1999 and typically vested in equal amounts over periods of three or four years from the date of grant. All outstanding options were vested as of September 30, 2001, and, therefore, are currently exercisable.

                           CABOT CORPORATION OPTIONS

                                                                                  NUMBER OF
                                                                                 SECURITIES            VALUE OF
                                                                                 UNDERLYING          UNEXERCISED
                                                SHARES                           UNEXERCISED         IN-THE-MONEY
                                               ACQUIRED                            OPTIONS            OPTIONS AT
                                                  ON             VALUE            AT FISCAL             FISCAL
                                              EXERCISE(#)     REALIZED($)        YEAR-END(#)        YEAR-END($)(1)
                                            ---------------   -----------   ---------------------   --------------
NAME                                                                             EXERCISABLE         EXERCISABLE
------------------------------------------------------------------------------------------------------------------
Samuel W. Bodman..........................      72,696         1,473,286               --                    --
Kennett F. Burnes.........................          --                --           96,957             2,818,191
William P. Noglows........................          --                --               --                    --
John E. Anderson..........................          --                --           16,159               362,837
William J. Brady..........................       1,303            39,739               --                    --
Thomas H. Odle............................          --                --               --                    --

---------------

(1) The value of unexercised in-the-money options at September 30, 2001 was determined by taking the difference between the fair market value of Cabot Common Stock on September 30, 2001 ($39.90 per share) and the option exercise price, multiplied by the number of shares underlying such options at that date. The values have not been realized and may not be realized. The options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the underlying Cabot Common Stock on the date of exercise.

     As a result of the spin-off of the common stock of Cabot Microelectronics referred to above in notes (2) and (3) to the Summary Compensation Table, the Company adjusted the exercise price and the number of options outstanding at September 30, 2000 to maintain the same intrinsic value as prior to the spin-off. The stock option adjustment ratio was 1.742268, representing the Company's Common Stock closing price prior to the spin-off ($31.6875) divided by the opening price after the spin-off ($18.1875). The number of outstanding stock options was increased by multiplying the number of options by the stock option adjustment ratio for each award, and the exercise price of outstanding stock options was decreased by dividing the exercise price by the stock option adjustment ratio for each award.

     PENSION PLAN TABLE

     Under the Cash Balance Plan (the "Plan"), for each year beginning with the Plan year commencing October 1, 1988, the Company provides participants, including the executive officers named in the Summary Compensation Table, with annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after 10 years of service plus additional credits of 2% of earnings in excess of the Social Security Wage Base. All balances in the accounts of participants are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants commence receiving benefit payments. For the Plan year 2001, the interest rate was 6.09%. At retirement, participants eligible for benefits may receive the balance standing in their account in a lump sum or as a monthly pension having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the Plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company.

     The Pension Plan Table appearing below sets forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity at age 65 under the Plan and the supplemental cash balance plan (collectively the "CBP"). The supplemental cash balance plan was created by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under ERISA and the Code prevent participants from receiving some of the benefits provided under the Plan, a qualified plan. In addition to the supplemental benefit relating to such limits, Messrs. Bodman and Burnes each accrued an additional benefit under the supplemental cash balance plan equal to the total benefit each would have accrued for the fiscal year under the Plan if such limitations were not applicable. The amounts set forth in the following table assume that Messrs. Burnes, Noglows, Anderson, Brady and Odle, but not Mr. Bodman, each continue to be employed by the Company until age 65 at his annual base salary at September 30, 2001 and with an annual bonus equal to the average of his annual bonuses for fiscal years 1999, 2000 and 2001. The definition of "compensation" in the Plan was amended effective July 1, 1996 to include bonuses.

                               PENSION PLAN TABLE

                                         ANNUAL BENEFIT
           EXECUTIVE OFFICER                PAYABLE
-------------------------------------------------------
Samuel W. Bodman (1)...................     $176,800
Kennett F. Burnes......................     $251,200
William P. Noglows.....................     $228,400
John E. Anderson.......................     $ 12,925
William J. Brady.......................     $201,500
Thomas H. Odle.........................     $161,600

     (1) Mr. Bodman retired from the Company, effective May 31, 2001.

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     None of the executive officers named in the Summary Compensation Table has an employment agreement with the Company.

     All of the executive officers named in the Summary Compensation Table, except Mr. Bodman, participate in benefit plans sponsored by the Company including the CBP, the RSP, the ESOP, the 1996 Equity Incentive Plan and the 1999 Equity Incentive Plan. Each of those plans provides that upon the occurrence of a change in control, any benefits granted or contributed by the Company for the benefit of participants, including those executive officers, will vest in such individuals.

     In January 1998, the Board of Directors approved the Cabot Corporation Senior Management Severance Protection Plan (the "Senior Management Plan") and the Cabot Corporation Key Employee Severance Protection Plan (the "Key Employee Plan," and together with the Senior Management Plan, the "Severance Plans"). Under the Severance Plans, in case of a change in control, a participant whose employment with the Company terminates within three years after the change in control other than for cause, disability, death or certain other specified reasons, is entitled to a severance benefit. Under the Senior Management Plan, the severance benefit is two times the participant's annual cash compensation (salary plus bonus); under the Key Employee Plan, the severance benefit is equal to one times the participant's annual cash compensation. To the extent a participant in either of the Severance Plans is entitled to severance benefits of the type provided under the Severance Plans under any other plan or program provided by the Company or its affiliates, or pursuant to any agreement with the Company or its affiliates, or by law, the provision of such other benefits counts toward the Company's obligation to provide the benefits under the Severance Plans so that the benefits are not duplicative. In addition, a person who is a participant in both Severance Plans shall only receive benefits under the Senior Management Plan. Messrs. Burnes, Noglows, Anderson, Brady and Odle are participants in the Senior Management Plan. The Severance Plans were not adopted in response to any particular threat.

  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Cabot Corporation is composed of five non-employee directors. It is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders, determining the salaries, incentive compensation and other remuneration of executive officers of Cabot who are directors, and reviewing salaries, compensation and remuneration for all other officers of Cabot. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. This is a report on the compensation philosophy of the Committee and its executive compensation activities relating to fiscal year 2001.

  Executive Compensation Philosophy.

     The Committee's philosophy is to compensate the Company's executive officers based on factors described below in a range that is generally competitive with compensation paid by comparable companies. Certain of the companies compared for compensation purposes are included in the Standard & Poor's Chemicals Index or the Standard & Poor's Specialty Chemicals Index, both of which indices are used in the Performance Graph which follows this report. The objectives of the Committee's executive compensation policies are to attract and retain highly qualified executives, motivate them to achieve the business objectives of the Company and link their long-term interests with those of the stockholders. The principal components of Cabot's executive compensation are base salary, performance-based annual incentive payments and long-term incentive grants.

     Base Salary. Base salary is the foundation to which performance-based incentive compensation is added. An executive's base salary is based primarily on base salaries for similar positions paid by comparable companies, taking into account the Company's use of incentive compensation awards as part of an executive's total compensation package. The Committee attempts to set base salaries such that, together with the incentive compensation, it will be able to attract and retain key executives.

     Performance-Based Annual Incentive Payments. Annual incentive payments for executive officers are based on an evaluation of performance against objectives that are set at the beginning of each fiscal year and reviewed at its conclusion, with the objective of motivating the executive officers to carry out the Company's annual business plan by rewarding them upon its accomplishment. The annual incentive payment for each executive officer who was a 2001 participant in the Cabot Corporation Short-Term Incentive Compensation Plan (the "Short-Term Plan"; see "One Million Dollar Cap on Deductibility of Compensation" below) was determined by starting with a formula contained in the Short-Term Plan, which specifies the maximum aggregate dollar amount of short-term incentive awards that can be made to all participants in the Short-Term Plan in respect of fiscal year 2001. The Committee then applied a percentage, determined by the Committee for that participant at the beginning of the year, to that aggregate amount. The resulting dollar amount was the maximum short-term incentive award that could be made to that participant. The Committee then exercised its discretion to maintain or reduce those maximum awards for all 2001 Short-Term Plan participants to levels it believes are appropriate using the bases for evaluation described at the beginning of this paragraph. The annual incentive payment for each executive officer who was not a 2001 participant in the Short-Term Plan was determined using the same bases for evaluation but without a maximum limit.

     Long-Term Incentive Grants. Long-term incentive grants are intended to promote superior future performance. They are aimed primarily at retaining executives and satisfying the objective of linking executives' long-term interests with those of the stockholders. During the past year, each long-term incentive grant involved a specific number of shares of Common Stock (the "Grant Number") that the executive officer could elect either to purchase as shares of restricted stock at 30% of the market price of such stock on the date of grant or to receive as a non-qualified stock option for a number of shares of Cabot common stock equal to 2.0 times the Grant Number, exercisable at 100% of the market price of such stock on the date of the grant. Both the restricted stock and the stock options are subject to a three-year vesting period, and the benefits of both types of grants (other than dividends already paid on the restricted stock) are forfeited if the executive leaves the Company prior to the end of such three-year period for any reason other than death or disability, unless the Committee, in its sole discretion, determines otherwise.

     The Committee's evaluations of Cabot's executive officers are based on the Committee's review of each officer's performance, responsibilities, achievements in managing his or her individual business unit or staff, and expectations of such officer's future performance. The Committee's evaluations also take into consideration the views of Mr. Burnes and senior management colleagues of the performance of the executive officers other than himself. In 2001, the short-term incentive payment for each executive officer other than Mr. Burnes was based 50% on the Corporation's financial performance and 50% on the officer's performance measured against his or her individual goals and objectives for fiscal 2001.

     Chief Executive Officer's Compensation

     Bodman Compensation. The Committee based Mr. Bodman's compensation on six factors: (i) the Company's financial results; (ii) achievement of previously established non-financial criteria, such as identifying and developing the best possible senior management team, and maintaining compliance with legal and ethical standards; (iii) improvement in the Company's shareholder value; (iv) leadership in developing new and existing businesses; (v) success in creating and sustaining a high-performance, exciting and interesting working environment across Cabot; and (vi) the compensation level of chief executive officers of companies with similar businesses and characteristics. For fiscal year 2001, each of those factors was given approximately equal weight. The base salary and payments made to Mr. Bodman in connection with his retirement from the Company as described in this report were made based on the Committee's view of Mr. Bodman's performance as described below. The Committee informed the other Board members of its decisions and solicited their comments on Mr. Bodman's compensation.

     Base Salary. Mr. Bodman's base salary during fiscal 2001 was $825,000, which was determined after careful review of pay practices at comparable companies.

     Payments in Connection with Retirement. Mr. Bodman stepped down as Chief Executive Officer on March 9, 2001 and retired as Chairman of the Board of Directors on May 11, 2001. In determining the payments described below, the Committee recognized Mr. Bodman's leadership in developing the Company's business during a period in which chemical industry market conditions were relatively unfavorable. The Committee also considered Mr. Bodman's leadership in the initial public offering and spin-off of Cabot Microelectronics Corporation as well as the successful sale of the Company's liquefied natural gas business. Taking the foregoing into account, the Committee approved the accelerated vesting of Mr. Bodman's Long-term Incentive grants for 1999 (110,000 shares) and 2000 (165,000 shares) as well as the accelerated vesting of his 2000 special incentive grant (23,500 shares), together with the shares of common stock of Cabot Microelectronics Corporation distributed with respect to the two Long-term Incentive grants of shares of Cabot Corporation Common Stock in September 2000 (30,852 shares and 46,278 shares, respectively.) In addition the Committee approved a retirement bonus of $6,847,120 in order to supplement his vested retirement benefits from the Company.

     Burnes Compensation. The Committee based Mr. Burnes' compensation on three factors: (i) balanced scorecard goals (financial and non-financial); (ii) performance relative to peer companies; and (iii) leadership. The balanced scorecard consists of financial goals taken from the Company's annual business plan, non-financial goals covering initiatives to drive improvements to profit performance and specific goals established with the Committee. Non-financial goals included goals from long-range plans, scorecards and continuous improvement plans from across the Company; improvement in safety, health and environmental performance; and operational excellence initiatives. Performance relative to peer companies was assessed on the following measures: (i) earnings-per-share; (ii) return-on-equity; (iii) return-on-assets; and (iv) total shareholder value return. The factors considered in assessing leadership include: (i) overall leadership; (ii) strategic planning; (iii) financial objectives and results; (iv) innovation and change; (v) succession planning;
(vi) communications; (vii) external relations; and (viii) relations with the Board of Directors. The leadership review process includes a report to the Committee of the results of the roundtable review process conducted by the Operating Committee (consisting of certain senior management of the Company).

     Base Salary. Mr. Burnes' base salary at the end of 2000 was $575,000. Mr. Burnes succeeded Mr. Bodman as Chairman and Chief Executive Officer during 2001. After careful review of pay practices at comparable companies, the Committee approved an increase effective March 1, 2001 of $150,000, or 26%, bringing Mr. Burnes' salary to $725,000.

     Annual Incentive Payment. Mr. Burnes received an annual incentive payment for fiscal year 2001 of $800,000. Because Mr. Burnes was a 2001 participant in the Short-Term Plan, described below, the Committee's starting point for determining his incentive payment was $1,540,000, as determined by the plan's formula. The Committee then exercised its discretion to reduce that amount to $800,000 and, in doing so, considered the Company's performance compared both to its business plan and its peer companies, as well as the other factors discussed above.

     Long-Term Incentive Grant. At the time of the long-term incentive grant, Mr. Burnes was the President and Chief Operating Officer of the Company. On this basis, in fiscal year 2001, Mr. Burnes received a grant of 110,000 restricted shares of Cabot common stock. Mr. Burnes exercised his grant by purchasing shares of restricted stock. In November 2000, Mr. Burnes received a special incentive grant of 11,000 shares of restricted stock which vested June 1, 2001.

     One Million Dollar Cap on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid by public companies to specified executive officers whose compensation, determined in accordance with Section 162(m), exceeds one million dollars in a particular year. In March 1999, in order to reduce the impact of
Section 162(m), Cabot's stockholders approved the Short-Term Plan, which was intended to comply with the requirements for tax deductibility under Section 162(m) with respect to the annual incentive payments made under this plan. The stockholders approved the adoption of a new Short-Term Incentive Compensation Plan at the 2001 Annual Meeting. Compensation paid to Mr. Bodman, Mr. Burnes and the other named executive officers, other than payments made under the Short-Term Plan, remain subject to Section 162(m). At present, the loss of deductions under Section 162(m) does not have a material impact on the Company. However, the Committee plans to review the issue from time to time.

                                                                January 18, 2002

Robert P. Henderson (Chairman)
John S. Clarkeson
John H. McArthur
Ronaldo H. Schmitz
Mark S. Wrighton

PERFORMANCE GRAPH

     The following graph compares the cumulative return for Cabot Common Stock during the five fiscal years commencing October 1, 1996, with the S&P 500 Stock Index, the S&P Midcap 400 Index, the S&P Specialty Chemicals Index and the S&P Chemicals Index. The graph assumes $100 was invested on October 1, 1996 in Cabot Common Stock and $100 in each of the S&P Indexes. The comparison assumes that all dividends are reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                  [LINE GRAPH]

              -------------------------------------------------------------------------------------------------------------
                                                        1996        1997        1998        1999        2000        2001
              -------------------------------------------------------------------------------------------------------------
               Cabot Corporation                        100.00       98.16       92.25       89.40      121.43      250.03
              -------------------------------------------------------------------------------------------------------------
               S&P 500 Stock Index                      100.00      140.45      153.15      195.74      221.74      162.71
              -------------------------------------------------------------------------------------------------------------
               S&P Midcap 400 Index                     100.00      139.11      130.33      163.55      234.23      209.59
              -------------------------------------------------------------------------------------------------------------
               S&P Specialty Chemicals Index            100.00      112.97       88.84      107.59       84.36       89.01
              -------------------------------------------------------------------------------------------------------------
               S&P Chemicals Index                      100.00      130.67      117.34      138.04      103.12      112.71
              -------------------------------------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 2001, in connection with the vesting of shares of restricted stock that had been awarded to employees of the Company in 1998 under the 1996 Equity Incentive Plan, the Company purchased an aggregate of 241,067 shares of its Common Stock from certain employees, as a means of enabling those employees to satisfy certain withholding tax and loan obligations which arose from the vesting of such shares. The purchase price paid for each such share of stock was $34.29, the closing price of the Company's Common Stock on the New York Stock Exchange on May 7, 2001. As part of that transaction, the Company purchased: 0 shares from John E. Anderson, Vice President, 2,456 shares from William T. Anderson, Vice President and Controller; 0 shares from Samuel W. Bodman, then Chairman of the Board; 6,496 shares from William J. Brady, Vice President; 35,188 shares from Kennett F. Burnes, then President and Chief Executive Officer and a director; 1,627 shares from Ho-il Kim, Vice President and General Counsel; 14,377 shares from William P. Noglows, Executive Vice President; 5,465 shares from Thomas H. Odle, Vice President and 3,254 shares from Roland R. Silverio, Vice President.

     The Company made an interest-free loan in 1998 to William P. Noglows, Executive Vice President of the Company, in connection with his relocation to the Boston, Massachusetts area. The largest amount outstanding at any one time under this loan during fiscal year 2001 was $76,875. As of January 8, 2002, the amount outstanding under this loan was $0. The Company also made an interest-free loan in 1999 to John E. Anderson, a Vice President of the Company, in connection with his relocation. The largest amount outstanding at any one time under this loan during fiscal year 2001 was $365,000. As of January 8, 2002, the amount outstanding under this loan was $305,000. The Company also made an interest-free loan in 2000 to Roland R. Silvero, a Vice President of the Company, in connection with his relocation. The largest amount outstanding at any one time under this loan during fiscal year 2001 was $200,000. As of January 8, 2002, the amount outstanding under this loan was $200,000.

     Under the Cabot Loan Program (see note 2 to the Summary Compensation Table above), the Company made loans to certain of its employees in connection with their purchase of restricted Common Stock under the Company's long-term incentive compensation programs in 1999, 2000 and 2001 (as described in note 2 to the Summary Compensation Table above, loans made in 1998 were originally made by Merrill Lynch Bank & Trust Co. and were purchased by the Company, as of June 30, 1999). Such loans are available to all recipients of restricted stock grants under these programs. The amounts listed opposite each executive officer's name in the table below indicate the largest amount outstanding at any one time under such loan under the Cabot Loan Program during fiscal year 2001, and the amount outstanding as of September 30, 2001.

                   LOANS TO EXECUTIVE OFFICERS IN CONNECTION
                        WITH LONG-TERM INCENTIVE PROGRAM

                                                LARGEST
                                                AMOUNT
                                              OUTSTANDING       AMOUNT
                                                DURING      OUTSTANDING AT
                                              FISCAL YEAR   SEPTEMBER 30,
NAME OF EXECUTIVE OFFICER                        2001            2001
--------------------------------------------------------------------------
John E. Anderson............................  $  464,675      $  464,675
William T. Anderson.........................  $  218,775      $        0
Samuel W. Bodman............................  $3,787,437      $        0
William J. Brady............................  $  609,775      $  609,775
Kennett F. Burnes...........................  $2,409,475      $2,409,475
Ho-il Kim...................................  $  197,975      $  197,975
William P. Noglows..........................  $1,075,300      $1,075,300
Thomas H. Odle..............................  $  200,000      $  200,000
Roland R. Silverio..........................  $  429,520      $  429,520

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with all Section 16(a) reports they file with the SEC.

     The Company was advised that all directors and executive officers filed all such required reports in a timely manner in fiscal year 2001.

ITEM NO. 2 -- PROPOSAL TO APPROVE ADOPTION OF AMENDMENTS TO 1999 EQUITY INCENTIVE PLAN

     General

     The Company uses stock or stock-based awards as a part of its overall compensation program in order to align the long-term interests of its employees with those of its stockholders. In November 1998, the Board of Directors of the Company approved the 1999 Equity Incentive Plan, which was approved by the stockholders at the 1999 Annual Meeting of Stockholders. The 1999 Equity Incentive Plan is similar to the 1996 Equity Incentive Plan approved by the stockholders in 1996 (the "1996 Equity Incentive Plan") and the Equity Incentive Plan approved by the stockholders in 1989 (the "1989 Equity Incentive Plan"). Under the 1999 Equity Incentive Plan, key employees of Cabot Corporation and its subsidiaries are eligible to receive a variety of stock and stock-based awards ("Awards"), which are described more fully below. The Compensation Committee of the Board of Directors administers the 1999 Equity Incentive Plan and determines who shall participate in the 1999 Equity Incentive Plan and the amount and type of Awards to be made to such participants. On the recommendation of the Compensation Committee, the Board of Directors has adopted, subject to the approval of the stockholders at the 2002 Annual Meeting of Stockholders, amendments (the "Amendments") to the Corporation's 1999 Equity Incentive Plan to increase the number of shares which may be awarded pursuant to the 1999 Equity Incentive Plan, and in certain other respects. The 1999 Equity Incentive Plan has a ten-year period during which awards may be made, commencing with the date of stockholder approval in 1999; the Amendments make no change in this ten-year term of the 1999 Equity Incentive Plan. The closing price of Cabot Corporation Common Stock on the New York Stock Exchange Composite Transactions on December 31, 2001 was $35.70.

     Summary of the Amendments

     The following is a summary of the Amendments.

     Shares Authorized. The Amendments would increase the number of shares authorized for issuance to 6,000,000 shares, including the original 3,000,000 shares (of which only 815,132 remain available for awards), and increase the base for the calculation of the maximum percentage of outstanding shares that can be awarded to stay under the 9.9% limitation in the 1999 Equity Incentive Plan. (Section 4)

     Repricing Prohibition. The Amendments add a provision prohibiting the repricing of previously-issued options or restricted stock, except for corporate transactions, e.g. stock splits, etc. (Section 6.6)

     Vesting upon Retirement. The Amendments add a provision permitting vesting upon retirement "with consent" by a participant who (a) has attained age 60 and has at least 15 years of service, (b) agrees to a two year non-compete, non-solicitation and confidentiality agreement, and (c) has not been dismissed for cause. (Section 7.2)

     Sale or Spin of Business. The Amendments provide for vesting for transferred employees in the event of a sale or spin-off of a subsidiary or line of business, subject to Committee approval. (Section 7.3)

     Change of Control. While these provisions have not been amended, the definitions have been incorporated into Section 7.5 instead of keeping them in a separate Exhibit as in the original 1999 Equity Incentive Plan.

     Subject to adjustment for stock splits and similar events, the maximum number of shares of Common Stock that may be issued under the 1999 Equity Incentive Plan as amended is 6,000,000 (including the 3,000,000 originally authorized when the 1999 Equity Incentive Plan was adopted) plus (i) any shares which are forfeited under the 1999 Equity Incentive Plan; (ii) without duplication for shares counted under clause (i) of this sentence, the number of shares repurchased by the Company in the open market or otherwise with an aggregate price no greater than the cash proceeds received by the Company from the sale of shares under the 1999 Equity Incentive Plan; plus (iii) any shares surrendered to the Company in payment of the exercise price of options issued under the 1999 Equity Incentive Plan. In addition, no Award may be issued that would (a) bring the total number of shares of Common Stock delivered to officers of the Company under the 1999 Equity Incentive Plan to more than 6,000,000 (subject to adjustment), (b) bring the total number of shares of

Common Stock covered by ISOs (as defined below) issued under the 1999 Equity Incentive Plan to more than 6,000,000, or (c) bring the total of all outstanding awards under the 1999 Equity Incentive Plan, the 1996 Equity Incentive Plan and the 1989 Equity Incentive Plan to more than 9.9% of the total number of shares of Common Stock of the Company at the time outstanding (adjusted to include such unexercised Options, unvested Restricted Stock, or other awards that remain subject to the restrictions of the Plan) at the time of such award, or of the total number of shares of Stock outstanding (as so adjusted) at any time since the Plan was first approved by the stockholders of the Company, whichever is higher. As of December 31, 2001, 815,132 shares of Common Stock remained available for grants under the 1999 Equity Incentive Plan. As of December 31, 2001, 622,142 shares of Common Stock remained available for grants under the 1996 Equity Incentive Plan. No new grants may be made under the 1989 Equity Incentive Plan.

     The Amendments to the 1999 Equity Incentive Plan will enable the Company to make Awards of shares of Common Stock to eligible employees. The Board of Directors believes that the Amendments to the 1999 Equity Incentive Plan will also provide the Company with flexibility in designing and providing incentive compensation for key employees in order to attract and retain employees who are in a position to make significant contributions to the success of the Company, to reward employees for such contributions and to encourage employees to take into account the long-term interests of the Company through ownership of the Company's Common Stock. Accordingly, the Board of Directors believes that the proposal to adopt the Amendments to the 1999 Equity Incentive Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve their adoption.

     The Board of Directors recommends a vote FOR Item 2.

     Summary of the 1999 Equity Incentive Plan

     The full text of the 1999 Equity Incentive Plan, as amended, is set forth in Exhibit A, attached hereto. The following description of certain features of the 1999 Equity Incentive Plan is qualified in its entirety by reference to the full text of the plan. Capitalized terms used in this description have the same meaning as defined in the 1999 Equity Incentive Plan.

     Administration; Eligible Employees. The 1999 Equity Incentive Plan is administered by the Compensation Committee, consisting of at least three members of the Board of Directors none of whom shall be an employee of the Company. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company and its subsidiaries are eligible to participate in the 1999 Equity Incentive Plan, but no employee may receive awards under the 1999 Equity Incentive Plan covering more than 1,000,000 shares of Common Stock (subject to adjustment). In fiscal year 2001, actual awards under the 1999 Equity Incentive Plan were made to 289 eligible employees.

     Purchase Restricted Stock. An Award of purchase restricted stock entitles the recipient to acquire shares of Common Stock, subject to restrictions determined by the Compensation Committee, for consideration which may be either
(i) an amount which is not less than 30% of the fair market value of the Common Stock at the time of grant, or (ii) an amount less than 30% of the fair market value of the Common Stock at the time of grant if the Award is made to a person who becomes an employee of the Company in connection with an acquisition in substitution for an equity award in the acquired entity ("Substitute Awards"), or if the Compensation Committee has expressly determined to grant the discount in lieu of a comparable amount of salary or cash bonus. However, no more than 500,000 shares, subject to any adjustment for stock splits or similar events, shall be issued at less than 30% of the fair market value in lieu of salary or cash bonus.

     The Compensation Committee and Board of Directors believe that Awards under the 1999 Equity Incentive Plan have encouraged participants to hold shares in the Company and to become more attuned to the concerns of stockholders. Employee share ownership requires a substantial financial commitment by the employees in order to pay the purchase price of the restricted stock and taxes associated with the Award. The Compensation Committee and the Board of Directors believe that purchase prices as low as 30% of the fair market value of the shares may be appropriate to enable participants to retain more shares and become long-term stockholders.

     Restrictions on purchase restricted stock lapse at such time or times and on such conditions as the Compensation Committee may specify, at the time of grant. However, not more than 5% of the shares of

Common Stock available under the 1999 Equity Incentive Plan will be awarded as purchase restricted stock with restrictions scheduled to lapse faster than ratably over a three-year period from the date of grant. Until the restrictions lapse, shares of restricted stock are non-transferable. Recipients of purchase restricted stock have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the instrument evidencing the Award.

     The Compensation Committee may also grant shares for a purchase price less than 30% of fair market value of the Common Stock at the time of grant for Substitute Awards and where the discount is in lieu of a comparable amount of salary or cash bonus. In practice, the Company for the last several years has issued very few Awards of restricted stock for less than 30% of fair market value. In general, those Awards were issued to persons as an incentive to join the Company.

     Stock Options. Stock options enable the participant to purchase shares of Common Stock at a price specified by the Committee at the time the Award is made. The 1999 Equity Incentive Plan permits the granting of non-transferable stock options that qualify as incentive stock options under Section 422 of the Internal Revenue Code ("incentive options" or "ISOs") and non-transferable stock options that do not so qualify ("non-statutory options"). The exercise price of all stock options will be determined by the Compensation Committee and, except for Substitute Awards, will not be less than the fair market value of a share of the Common Stock at the time of grant unless the Committee expressly determines to grant the discount in lieu of a comparable amount of salary or cash bonus. The Compensation Committee will determine when an option may be exercised and its term, which may not exceed ten years.

     Appreciation Rights. The Compensation Committee may also grant non-transferable appreciation rights ("Appreciation Rights"), which may be either standard stock appreciation rights or performance appreciation rights. Upon exercise of a stock appreciation right, the holder would be entitled to receive an amount, in cash or shares of Common Stock (as determined by the Compensation Committee), equal to the fair market value of a share of Common Stock on the date of exercise (increased, if the Compensation Committee provides, by the value of dividends on the Common Stock), less the fair market value on the date the right is granted. A performance appreciation right is a form of stock Appreciation Right pursuant to which the amount the holder is entitled to receive is adjusted upward or downward under rules established by the Compensation Committee to take into account the performance of the Common Stock over a period of time in relation to the performance of a selected group of stocks or a stock index, or to take into account other criteria selected by the Compensation Committee to reflect the true performance of the Common Stock of the Company. Appreciation Rights may be granted separately from or in tandem with the grant of an option.

     Performance Awards. A performance award entitles the recipient to receive, without payment, an amount in cash or shares of Common Stock or a combination thereof following the attainment of performance goals ("Performance Award"). The Compensation Committee will determine the performance goals, period or periods during which performance is to be measured and other applicable terms and conditions of the Award.

     Events Affecting Outstanding Awards. If a participant ceases to be an employee of the Company because of death or total permanent disability: (1) purchase restricted stock held by a participant becomes immediately free of restrictions; (2) stock options and Appreciation Rights held by a participant become immediately exercisable and continue to be exercisable until the third anniversary of the date such employment ended or, if earlier, the date on which the Award of the stock option would have terminated if the participant had remained an employee; and (3) any payment or benefit under a Performance Award to which such participant has not become irrevocably entitled will be forfeited and the Award canceled unless otherwise provided in the instrument evidencing the Award or unless the Committee otherwise agrees.

     If a participant ceases to be an employee of the Company for any reason other than as specified in the preceding paragraph, except as otherwise determined by the Committee in any particular case: (1) purchase restricted stock held by a participant must be transferred to the Company at a price equal to the purchase price originally paid by the participant; (2) stock options and Appreciation Rights not exercisable when employment ended will terminate; (3) stock options and Appreciation Rights which were exercisable will continue to be exercisable until the earlier of the date which is three months after the participant's employment ended or the date on which the Award would have terminated if the participant had remained an employee; and (4) any payment or benefit under a Performance Award to which the participant has not become irrevocably entitled will be forfeited and the Award canceled, unless otherwise provided in the instrument evidencing the Award.

     Dividends and Deferrals; Nature of Rights as Stockholders Under the 1999 Equity Incentive Plan. Except as specifically provided by the 1999 Equity Incentive Plan, the receipt of an Award will not give a participant rights as a stockholder; the participant will obtain such rights, subject to any limitations imposed by the plan or the instrument evidencing the Award, upon actual issuance of Common Stock. However, the Compensation Committee may, on such conditions as its deems appropriate, provide that a participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Common Stock subject to the participant's Award had such stock been outstanding. The Compensation Committee may also provide for payment to the participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the participant.

     Adjustments for Stock Dividends, etc. The Compensation Committee will make appropriate adjustments to the maximum number of shares of Common Stock that may be delivered under the 1999 Equity Incentive Plan and to outstanding Awards to reflect stock dividends, stock splits, and similar events. The Committee may also make appropriate adjustments to take into account material changes in law or accounting matters or certain other corporate changes or events.

     Amendment and Termination. The Compensation Committee may at any time discontinue granting Awards under the 1999 Equity Incentive Plan. The Board of Directors may at any time or times amend the 1999 Equity Incentive Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the plan as to any further grants of Awards, provided that no such amendment will, without the approval of the stockholders of the Company, increase the maximum number of shares of Common Stock available under the Plan; extend the time within which Awards may be granted; or amend the provisions of the 1999 Equity Incentive Plan relating to amendments.

     Change in Control Provisions. The 1999 Equity Incentive Plan provides that in the event of a "Change in Control" (as defined in Section 7.5 of the 1999 Equity Incentive Plan as amended, and in the Exhibit to that plan as originally adopted in 1999): (a) purchase restricted stock will immediately become free of all restrictions and conditions; (b) each outstanding stock option and appreciation Right will immediately become exercisable in full; (c) conditions on other Awards that relate solely to the passage of time and continued employment will be removed but other conditions will continue to apply unless otherwise provided in the instrument evidencing the Awards or by agreement between the Company and the participant; and (d) unless otherwise provided in the Award, during the 60 day period following the Change in Control, a participant holding a stock option or an Appreciation Right will have the right to surrender all or part of his or her Award to the Company and receive a cash payment equal, in general, to the difference between (i) the exercise price and
(ii) the value of the Common Stock determined by reference to the highest reported value of the Common Stock in the 60 day period ending on the date of the Change in Control or, if higher, the highest price paid for the stock by certain persons described in the definition of the term "Change in Control".

     Stock Withholding. In the case of an Award under which Common Stock may be delivered, the Compensation Committee may permit the participant or other appropriate person to elect to have the Company withhold from the shares to be delivered, or to deliver to the Company, shares of Common Stock having a value sufficient to satisfy any Federal, state and local withholding tax requirements.

     Payment for Stock; Loans. The Compensation Committee may permit participants to pay for Common Stock to be issued under the 1999 Equity Incentive Plan with promissory notes, and may authorize loans to participants of amounts to be paid as withholding taxes in connection with the grant, exercise or vesting of an Award.

     Tax Aspects Under the U.S. Internal Revenue Code

     Purchase Restricted Stock. A participant who is a recipient of purchase restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, minus any amount paid for such stock. Upon sale of the stock after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. However, a recipient who makes a proper election under Section 83(b) of the U.S. Internal Revenue Code will realize ordinary income on the date of issuance equal to the fair market value of the restricted stock at the time of issuance (measured as if the stock were unrestricted and could be sold immediately), less any amount paid for such stock. If the recipient has made a proper election under Section 83(b), the holding period for capital gains purposes will begin with the date the shares are issued. The Company will generally be entitled to a deduction equal to the income recognized.

     Incentive Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. However, the exercise of an ISO may result in alternative minimum tax liability for the participant. If no disposition of the shares of Common Stock issued to a participant pursuant to the exercise of an ISO is made by the participant within two years from the date of grant or within one year after the transfer of such shares to the participant, then upon the sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for Federal income tax purposes.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price thereof, and the Company will be entitled to deduct such amount. Any further gain realized will be taxed as a short-term or long-term capital gain depending on how long the shares have been held and will not result in any deduction by the Company. Special rules will apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock.

     If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-statutory stock option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of total and permanent disability), except in certain cases where the ISO is exercised after the death of the participant.

     Non-statutory Options. With respect to non-statutory stock options under the 1999 Equity Incentive Plan, no income is realized by the participant at the time the option is granted. Generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount. At disposition, any appreciation or depreciation after the date of exercise is treated either as a short-term or long-term capital gain or loss depending on how long the shares have been held.

     Appreciation Rights and Performance Awards. No income will be realized by a participant in connection with the grant of an Appreciation Right or a Performance Award. When the Appreciation Right is exercised or the Performance Award is paid, the participant will generally be required to include as taxable ordinary income in the year of such exercise or payment an amount equal to the amount of cash received and the fair market value of any stock received. The Company will generally be entitled to a deduction for Federal income tax purposes at the same time equal to the amount includable as ordinary income by such participant. The capital gain or loss holding period for any Common Stock distributed will begin when the recipient recognizes ordinary income in respect of that distribution.

     Dividends. Dividends paid on Common Stock (including restricted stock) will be taxed at ordinary income rates. Generally, the Company will not be entitled to any deduction for dividends. However, dividends paid with respect to purchase restricted stock as to which the participant has not elected immediate recognition of income under Section 83(b), will be treated as additional compensation deductible by the Company at such time as the dividends are included in the participant's income.

     Payments in Respect of a Change in Control. The 1999 Equity Incentive Plan provides for acceleration or payment of Awards in the event of a Change in Control as defined in the 1999 Equity Incentive Plan. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Internal Revenue Code. Acceleration of benefits under other Company stock and benefit plans and severance contracts with employees upon a Change in Control could also be "parachute payments." Any such "parachute payments" which are determined to be "excess parachute payments" will be non-deductible to the Company and the recipient will be subject to a 20% excise tax on all or part of such payments.

     Section 162(m) Limitations. Deductions by the Company with respect to Awards to certain executive officers of the Company may be limited by the so-called one million dollar cap under Section 162(m) of the U.S. Internal Revenue Code.

     The foregoing is a summary of the principal current Federal income tax consequences of transactions under the 1999 Equity Incentive Plan as amended. It does not describe all Federal tax consequences under the 1999 Equity Incentive Plan as amended, nor does it describe state, local or foreign tax consequences.

     The Board of Directors of the Company recommends a vote FOR the adoption of the Amendments to the 1999 Equity Incentive Plan. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the specifications made on the form of proxy. Where no specification is made, proxies will be voted FOR the adoption of the Amendments to the 1999 Equity Incentive Plan.

     An affirmative vote in favor of the Amendments to the 1999 Equity Incentive Plan by a majority of the votes properly cast is required for adoption of the Amendments.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy statement for the 2003 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, by September 20, 2002, and should be sent to the attention of the Corporate Secretary. If a stockholder of the Company intends to present a proposal at the 2003 Annual Meeting of Stockholders of the Company without including it in the Company's proxy statement, such stockholder must comply with the advance notice provisions of the Company's By-Laws. Those provisions require that the Company receive the proposal at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, attention Corporate Secretary, not earlier than December 8, 2002, and not later than January 7, 2003.

ANNUAL REPORT ON FORM 10-K

     The Company is providing without charge, to each person from whom a proxy is solicited, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules, for fiscal year 2001. To request an additional copy of the 10-K, please write to Corporate Secretary, Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, MA 02210-2019.

SOLICITATION OF PROXIES

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies personally, by telephone and by facsimile. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,000.

MISCELLANEOUS

     The management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

John P. McGann
Secretary

Boston, Massachusetts
January 18, 2002

                                                                       EXHIBIT A

                               CABOT CORPORATION

                           1999 EQUITY INCENTIVE PLAN

     As Amended Effective upon Stockholder Approval at 2002 Annual Meeting

1.  PURPOSE

     The purpose of this 1999 Equity Incentive Plan (the "Plan") is to advance the interests of Cabot Corporation (the "Company") and its stockholders by enhancing the Company's ability to (a) attract and retain employees who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) reward employees for such contributions; and (c) encourage employees to take into account the long-term interests of the Company and its stockholders through ownership of shares of the Company's common stock ("Stock").

2.  ADMINISTRATION

     The Plan will be administered by the Compensation Committee or such other committee (the "Committee") of the Board of Directors of the Company (the "Board") as the Board may from time to time designate; provided that any Committee administering the Plan shall consist of at least three directors and shall not include any employees of the Company. The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant awards ("Awards") and determine the terms and conditions of each Award; (b) modify or waive, on a case by case basis, any term or condition of, or compliance by a Participant with any obligation to be performed by him or her under, a previously granted Award; (c) prescribe forms, rules and procedures (which it may vary from time to time) as appropriate for the administration of the Plan; and (d) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan originally became effective on March 11, 1999, the date on which it was approved by the stockholders of the Company. No Award may be granted under the Plan after the tenth anniversary of the date on which this Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 8.6, the maximum number of shares of Stock that may be delivered under the Plan will be (a) 6,000,000 shares of Stock, which includes the 3,000,000 shares of Stock authorized for delivery when the Plan was originally approved by the stockholders of the Company; plus (b) any shares of Stock issued under the Plan and forfeited; plus
(c) without duplication for shares counted under the immediately preceding clause, a number of shares of Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Stock under the Plan; plus (d) any shares of Stock surrendered to the Company in payment of the exercise price of Options (as defined in Section 6.2) issued under the Plan. However, in no event shall the Company (a) deliver more than 6,000,000 shares of Stock under the Plan (subject to adjustment pursuant to Section 8.6) to the officers of the Company, (b) issue ISO's (as defined in Section 6.2(a)) under the Plan covering more than 6,000,000 shares of Stock, or (c) issue any Award under the Plan if after giving effect to such Award the aggregate of all outstanding awards under the Plan (i.e., unexercised Options, unvested Restricted Stock, or other awards that remain subject to the restrictions of the Plan) would exceed 9.9% of the total number of shares of Stock outstanding (adjusted to include such unexercised Options, unvested Restricted Stock, or other awards that remain subject to the restrictions of the Plan) at the time of such award, or of the total number of shares of Stock outstanding (as so adjusted) at any time since the Plan was first approved by the stockholders of the Company, whichever is higher.

     Stock delivered under the Plan may be either from authorized but unissued Stock or from treasury shares.

5.  ELIGIBILITY AND PARTICIPATION

     Those eligible to receive Awards under the Plan will be key employees of the Company or any of its subsidiaries ("Employees") who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A "subsidiary" for purposes of the Plan is an entity in which the Company owns, directly or indirectly, (a) equity interests possessing 40% or more, but less than a majority, of the total combined voting power of all classes of equity, and which entity the Committee shall have determined is managed as part of one of the Company's core businesses, or (b) equity interests possessing a majority of the total combined voting power of all classes of equity. The Committee will from time to time select the eligible Employees who are to be granted Awards ("Participants"), but no Participant shall receive Awards under the Plan covering more than 1,000,000 shares of Stock (subject to adjustment pursuant to Section 8.6).

6.  TYPES OF AWARDS

     6.1.  RESTRICTED STOCK.

     (a) Nature of Restricted Stock Award. An Award of Restricted Stock entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph
(d) below ("Restricted Stock") for a consideration which may be either (i) any amount which is not less than 30% of the fair market value of the Stock at the time of grant, or (ii) an amount less than 30% of the fair market value of the Stock at the time of grant if the Committee has expressly determined to grant the discount in accordance with Section 6.5 or in lieu of a comparable amount of salary or cash bonus. However, the number of shares issued at less than 30% of the fair market value in lieu of salary or cash bonus shall be no more than 500,000 shares (subject to adjustment pursuant to Section 8.6).

     (b) Payment for Restricted Stock. An Award of Restricted Stock may permit the Participant to pay some or all of the purchase price thereof, or withholding taxes to be paid by the Participant in connection therewith, in the form of a note from the Participant on such terms as the Committee shall determine. Such terms may include forgiveness of all or a portion of any such note upon such conditions as the Committee may specify. However, if any portion of such a note is to be forgiven on the sole condition that the Participant remains an Employee for a period of time, the portion to be so forgiven shall not be counted for the purposes of Section 6.1(a) as consideration for such Stock.

     (c) Rights as a Stockholder. A Participant who receives Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph
(d) below and any other conditions imposed by the Committee at the time of grant.

     (d) Restrictions. The restrictions on each grant of Restricted Stock will lapse at such time or times, and on such conditions, as the Committee may specify. However, not more than 5% of the shares of Stock subject to the Plan shall be awarded with a vesting period less than 3 years from the date of grant, or with no vesting period, or with a vesting schedule that is faster than ratably over a three year period. Except as otherwise specifically provided by the Plan or by the Committee in any particular case, until these restrictions lapse, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except that Restricted Stock may be pledged as security for the purchase price thereof, or for loans used to fund any or all of the purchase price thereof or withholding taxes paid in connection with the purchase thereof. If the Participant ceases to be an Employee before such restrictions have lapsed, the Company shall have the right to repurchase the Restricted Stock for the amount of consideration (excluding services) it received for the Stock plus, if the Committee shall so determine, an amount equal to the withholding taxes paid in connection with the sale of the Stock, or for such other consideration as the Committee shall determine, including for no consideration if no consideration other than services was paid. The Committee shall not accelerate the time at which the restrictions on all or any part of a grant of Restricted Stock will lapse, except as the Committee may determine to be appropriate in connection with a Participant's termination as an Employee.

     6.2.  OPTIONS.

     (a) Nature of Options. An "Option" is an Award entitling the recipient on exercise thereof to purchase Stock at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Options that are not incentive stock options, may be granted under the Plan. Any Option intended to qualify as an incentive stock option will be referred to in the Plan as an "ISO". Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status under the Code as an incentive stock option will be effective without the consent of the Option holder.

     (b) Exercise Price. The exercise price of an Option will be determined by the Committee, but except as provided in Section 6.5 the Committee shall not set the exercise price of an Option at less than the fair market value per share of the Stock at the time the Option is granted unless the Committee expressly determines to grant the discount in lieu of a comparable amount of salary or cash bonus.

     (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d) Exercise of Options. An Option will become exercisable at such time or times, and on such terms and conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full for the number of shares for which the Option is exercised.

     6.3.  APPRECIATION RIGHTS.

     (a) Nature of Appreciation Rights. An Appreciation Right is an Award entitling the recipient on exercise of the Right to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

     An Appreciation Right may be either a standard Stock Appreciation Right or a Performance Appreciation Right. A Stock Appreciation Right entitles the Participant to receive, with respect to each share of Stock as to which the Right is exercised, the excess of (1) the share's fair market value on the date of exercise, increased if the Committee so provides by the value of dividends on the Stock, over (2) its fair market value on the date the Right was granted. A Performance Appreciation Right is a form of Stock Appreciation Right pursuant to which the amount the recipient is entitled to receive is adjusted upward or downward under rules established by the Committee to take into account the performance of the Stock in comparison with the performance of other stocks or an index of other stocks or to take into account other criteria determined by the Committee to be appropriate to reflect the true performance of the Stock or the Company.

     Appreciation Rights shall be exercisable at such time or times (not later than ten years from the date of grant), and on such terms, as the Committee may specify.

     (b) Tandem Appreciation Rights. Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. The relationship between an Option and any Tandem Appreciation Rights shall be set forth in the respective instrument for the Option or the Tandem Appreciation Right or both.

     6.4.  PERFORMANCE AWARDS.

     (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), based on one or more measures of performance and/or the attainment of one or more performance goals. Performance measures or goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company. The Committee will determine the performance measures and/or goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award. The Committee may in its discretion, in order to qualify an Award under Section 162(m) of the Code, or for any other reason, seek Stockholder approval for particular Awards, or a program pursuant to which Awards were or are to be made, and may make any such Awards subject to such approval.

     (b) Other Awards May be Made Subject to Performance Criteria. The Committee may, at the time any Award described in this Section 6 is granted, specify one or more measures of performance and/or the attainment of one or more performance goals to be used in determining one or more terms of the Award or which shall be conditions to the Participant's realization of benefits under all or a portion of the Award.

     6.5.  SUBSTITUTE AWARDS.

     In connection with any acquisition, the Committee may grant Awards to persons who become Employees in connection with such acquisition in substitution for equity incentives held by them in the seller or acquired entity. In such case the Committee may set the prices and other terms of the substitute Awards at such amounts and in such manner as may be appropriate to preserve for the Participants the economic values of the equity incentives for which such Awards are substitutes, or otherwise to provide such incentives as the Committee may determine are appropriate. Any substitute Awards granted under the Plan shall not count toward the share limitations set forth in Section 4, 6.1(a) or 6.1(d).

     6.6.  REPRICING PROHIBITION

     Except for adjustments required or permitted pursuant to Section 8.6,

     a) the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, and

     b) the Purchase Price for Restricted Stock may not be reduced or reimbursed after the date of grant nor may outstanding Restricted Stock be surrendered to the Company as consideration for a new grant of Restricted Stock at a lower price.

7.  EVENTS AFFECTING OUTSTANDING AWARDS

     7.1.  DEATH AND DISABILITY.

     If a Participant ceases to be an Employee by reason of death or total and permanent disability (as determined by the Committee), the following will apply:

        (a) Subject to paragraph (c) below, each Option and Appreciation Right held by the Participant when his or her employment ended will immediately become exercisable in full and will continue to be exercisable until the earlier of (1) the third anniversary of the date on which his or her employment ended, and (2) the date on which the Award would have terminated had the Participant remained an Employee. If the Participant has died, his or her Award may be exercised within such limits by his or her executor or administrator or by the person or persons to whom the Award is transferred by will or the applicable laws of descent and distribution (the Participant's "legal representative").

        (b) Subject to paragraph (c) below, each share of Restricted Stock held by the Participant when his or her employment ended will immediately become free of the restrictions.

        (c) If when the Participant's employment ended exercise of an Option or Appreciation Right or lapse of restrictions on Restricted Stock was subject to performance or other conditions (other than conditions relating solely to the passage of time and continued employment, which automatically lapse pursuant to Section 7.1(a) or (b)) which had not been satisfied at such time, the Committee may remove or modify such conditions or provide that the Participant will receive the benefit of the Award if and when the conditions are subsequently satisfied. If the Committee does not take such action, however, such Award will terminate as of the date on which the Participant's employment ended as described above.

        (d) Any payment or benefit under a Performance Award to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled as of the date on which the

            Participant's employment ended, unless otherwise provided in the instrument evidencing the Award or otherwise agreed to by the Committee.

     If a Participant dies after his or her employment has ended but while an Award held by him or her is still exercisable, his or her legal representative will be entitled to exercise such Award until the earlier of (1) the third anniversary of his or her death and (2) the date on which the Award would have terminated had the Participant remained an Employee.

     7.2.  RETIREMENT WITH COMPANY CONSENT.

     If a Participant ceases to be an Employee by reason of retirement with Company consent (as defined in paragraph (f) below), the following will apply:

        (a) Subject to paragraphs (c) and (e) below, each Option and Appreciation Right held by the Participant that was granted at least six months prior to the date his or her employment ended due to retirement with Company consent will immediately become exercisable in full and will continue to be exercisable until the earlier of (1) the third anniversary of the date on which his or her employment ended, and (2) the date on which the Award would have terminated had the Participant remained an Employee. If the Participant has died, his or her Award may be exercised within such limits by his or her executor or administrator or by the person or persons to whom the Award is transferred by will or the applicable laws of descent and distribution (the Participant's "legal representative").

        (b) Subject to paragraphs (c) and (e) below, each share of Restricted Stock held by the Participant that was granted at least six months prior to the date his or her employment ended due to retirement with Company consent will immediately become free of the restrictions.

        (c) Subject to paragraph (e) below, if when the Participant's employment ended exercise of an Option or Appreciation Right or lapse of restrictions on Restricted Stock was subject to performance or other conditions (other than conditions relating solely to the passage of time and continued employment, which automatically lapse pursuant to
            Section 7.1(a) or (b)) which had not been satisfied at such time, the Committee may remove or modify such conditions or provide that the Participant will receive the benefit of the Award if and when the conditions are subsequently satisfied. If the Committee does not take such action, however, such Award will terminate as of the date on which the Participant's employment ended as described above.

        (d) Subject to paragraph (e) below any payment or benefit under a Performance Award to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled as of the date on which the Participant's employment ended, unless otherwise provided in the instrument evidencing the Award or otherwise agreed to by the Committee.

        (e) Notwithstanding the foregoing, all Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate and the Committee in its sole discretion may modify or accelerate the delivery of Awards under such circumstances as it deems appropriate. Such provisions shall be included in the Award agreement entered into with each Participant and need not be uniform among all Awards issued pursuant to the Plan.

        (f) For the purposes of the Plan, "retirement with Company consent" shall be deemed to have occurred if the employee (i) has reached the age of 60 with a minimum of 15 years of service with the Company,
            (ii) agrees to enter into a non-compete, non-solicitation and confidentiality agreement with the Company for a period of two years commencing with the date of retirement, and (iii) has not been dismissed "for cause".

     If a Participant dies after his or her employment has ended but while an Award held by him or her is still exercisable, his or her legal representative will be entitled to exercise such Award until the earlier of (1) the third anniversary of his or her death and (2) the date on which the Award would have terminated had the Participant remained an Employee.

     7.3 SPIN-OFF OR SALE OF COMPANY ASSETS, REDUCTION IN COMPANY'S PERCENTAGE OWNERSHIP OF AN ENTITY EMPLOYING THE EMPLOYEE OR TRANSFERS OF AN EMPLOYEE TO ENTITIES ACQUIRING ALL OR A PORTION OF THE COMPANY OR ITS SUBSIDIARIES.

     Notwithstanding any other provision of the Plan or of any Award, in the event of a spin-off or sale or other disposition of a significant portion of the Company's assets, reduction in the Company's percentage ownership of an entity employing the employee or a transfer of an employee to entities acquiring all or a portion of the Company or its subsidiaries except as otherwise determined by the Committee in any particular case, the following will apply:

        (a) Each outstanding Option and Appreciation Right will immediately become exercisable in full.

        (b) Each outstanding share of Restricted Stock will immediately become free of all restrictions and conditions.

        (c) Conditions on Performance Awards which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions relating solely to the passage of time and continued employment) will be measured based on performance at the time an event covered in this section occurs unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Committee.

     7.4.  OTHER TERMINATION OF EMPLOYMENT.

     If a Participant ceases to be an Employee for any reason other than those specified in Section 7.1, 7.2 and 7.3 above, except as otherwise determined by the Committee in any particular case, the following will apply:

        (a) All Options and Appreciation Rights held by the Participant that were not exercisable when his or her employment ended will terminate. Any Awards that were so exercisable will continue to be exercisable until the earlier of (1) the date which is three months after the date on which his or her employment ended and (2) the date on which the Award would have terminated had the Participant remained an Employee.

        (b) All Restricted Stock held by the Participant must be transferred to the Company in accordance with Section 6.1 above.

        (c) Any payment or benefit under a Performance Award to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled, unless otherwise provided in the instrument evidencing the Award or otherwise agreed to by the Committee.

     For purposes of this Section 7.4, an Employee's employment will not be considered to have ended (1) in the case of sick leave or short-term disability or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as his or her right to reemployment is guaranteed either by statute or by contract.

     7.5  CHANGE IN CONTROL.

     Notwithstanding any other provision of the Plan or of any Award, in the event of a Change in Control as defined below, the following will apply:

        (a) Each outstanding Option and Appreciation Right will immediately become exercisable in full.

        (b) Each outstanding share of Restricted Stock will immediately become free of all restrictions and conditions.

        (c) Conditions on Performance Awards which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Committee.

        (d) During the 60-day period following the Change in Control, a Participant holding an Option or an Appreciation Right will have the right (by giving written notice to the Company) to surrender all or part of his or her Award to the Company and receive a cash payment equal to (1) the excess of the value per share of stock (as defined below) on the date of exercise over the exercise price per share, adjusted, in the case of a Performance Appreciation Right to take into account the performance of the Stock in comparison to the other stocks or index specified by the Committee, multiplied by (2) the number of shares subject to the surrendered Award. Such right will not apply to any Option as to which the Committee expressly excludes such right at the date of grant; provided, however, if (i) the Change of Control is a merger to be accounted for as a pooling of interest, (ii) adequate provision is made for all Participants to receive, in substitution for their Awards, awards from the surviving entity in the same form and terms (after giving effect to the foregoing paragraphs (a), (b) and (c)) and with the same economic value as their Awards under the Plan, and
            (iii) the Committee, in its discretion, determines that the rights to receive cash payment under this paragraph (d) are not in the best interests of the Company, then no Participant shall have the right pursuant to this paragraph (d) to surrender his or her Award to the Company for a cash payment. As used in this paragraph with respect to an election by a Participant to receive cash in respect of an Award which is not an ISO, the term "value per share" will mean the higher of (i) the highest reported sales price, regular way, of a share of Stock on the New York Stock Exchange Composite Transactions Index during the 60-day period ending on the date of the Change in Control and (ii) if the Change in Control is the result of the acquisition of Stock by a "person" (as defined below), the highest price per share of the Stock paid by such person. In the case of an election by a Participant to receive cash in respect of an ISO, however, the term "value" will mean fair market value unless otherwise agreed to by the Participant.

     A "Change in Control" shall be deemed to have occurred if:

        (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act") (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in
            Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

        (b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no "person" (with the method of determining "beneficial ownership" used in clause (a) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

        (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or
            (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

        (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     7.6  MERGERS, CONSOLIDATIONS, ETC.

     In the event of a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of sale or transfer of all or substantially all of the Company's assets (a "covered transaction"), all outstanding Options and Appreciation Rights may be terminated by the Board as of the effective date of the covered transaction, subject to the following: if the covered transaction follows a Change in Control or would give rise to a Change in Control, no Option or Appreciation Right will be terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the covered transaction.

8.  GENERAL PROVISIONS

     8.1.  DOCUMENTATION OF AWARDS.

     Awards will be evidenced by written instruments prescribed by the Company from time to time. Such instruments may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof and hereof.

     8.2.  RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     8.3.  CONDITIONS ON DELIVERY OF STOCK.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed,
(b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     8.4.  TAX WITHHOLDING.

     The Company will withhold from any payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the

Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

     If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition of Stock received upon exercise, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     8.5.  NONTRANSFERABILITY OF AWARDS.

     Except as otherwise specifically provided by the Committee, no Award may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf).

     8.6.  ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

        (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to common stockholders other than normal cash dividends, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

        (b) In any event referred to in paragraph (a) the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provisions of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions, repurchases or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan, but no such adjustments other than those required by law may adversely affect the rights of any Participant (without the Participant's consent) under any Award previously granted.

     8.7.  EMPLOYMENT RIGHTS.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or affect in any way the right of the Company or subsidiary to terminate an employment relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the Employee.

     8.8.  DEFERRAL OF PAYMENTS.

     The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

     8.9.  PAYMENT FOR STOCK; LOANS.

     Stock purchased from the Company under this Plan either as Restricted Stock or on exercise of an Option may be paid for with such legal consideration as the Committee may determine. If and to the extent authorized by the Committee, the Company may permit Participants to pay for Stock with promissory notes, and may make loans to Participants of all or a portion of any withholding taxes to be paid in connection with the grant, exercise or vesting of any Award. Any such extensions of credit may be secured by Stock or other collateral, or may be made on an unsecured basis, as the Committee may determine.

9.  DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) extend the time within which Awards may be granted, (c) permit the repricing of outstanding Options or unvested Restricted Stock, or (d) amend the provisions of this Section 9, and no amendment or termination of the Plan may adversely affect the rights of any Participant (without his or her consent) under any Award previously granted.

                                                                SKU # 0928-PS-02

January 18, 2002

Dear Plan Participant:

The Annual Meeting of Stockholders of Cabot Corporation will be held on March 7, 2002. The record date for determining stockholders entitled to vote at the meeting was January 9, 2002. Through your participation in the Cabot
Corporation Retirement Savings Plan ("RSP"), the Cabot Corporation Long-Term Incentive Program, and/or the Cabot Oil & Gas Corporation Savings Investment Plan ("SIP"), you are the beneficial owner of Cabot Common Stock and/or Cabot Convertible Preferred Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares. You will be able to vote shares allocated to your accounts by following the instructions on the enclosed proxy card.

The number of shares allocated to you appears on the enclosed proxy card. If you were a participant in the RSP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CCS". The shares of Common Stock issuable upon conversion of Cabot Convertible Preferred Stock held for your account is followed by the letters "CPU" and/or "CPL". If you are a participant in the Company's Long-Term Incentive Program, the number of shares of Cabot Common Stock held for your account is followed by the letters "LTI". If you are a participant in the SIP, the number of shares of Cabot Common Stock held for your account is followed by the letters "SIP".

I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustees as to your wishes. Your vote has a doubly important impact. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, your vote directs the Trustees of the RSP how to vote those shares for which no instructions are received from other Plan participants plus shares held in the Plan that have not been allocated to participants' accounts.

The Trustees of each Plan will have the voting instructions of each participant in the Plan tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan's shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

To vote your shares, read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company's transfer agent, EquiServe, before February 28, 2002 in the enclosed postage-paid envelope. If you prefer, you may vote your shares via telephone or the Internet, as explained on the proxy card.

Sincerely,


/s/ Kennett F. Burnes

Kennett F. Burnes
Chairman of the Board, President                                     0928-EBP-02
and Chief Executive Officer

                                  DETACH HERE

                                     PROXY

[CABOT LOGO]    ANNUAL MEETING OF STOCKHOLDERS -- MARCH 7, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kennett F. Burnes, Ho-il Kim and John P. McGann, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the employee benefit plan(s) shown on the reverse side hereof, to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 7, 2002 at 4:00 p.m., EST, in the Ballroom on the mezzanine level of the Seaport Hotel, One Seaport Lane, Boston, Massachusetts, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEE, AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

-------------                                                  -----------------
 SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                               SIDE
-------------                                                  -----------------

CABOT CORPORATION

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

-------------------                                  --------------------
 VOTE BY TELEPHONE                                     VOTE BY INTERNET
-------------------                                  --------------------

It's fast, convenient, and immediate!     It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone      is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

------------------------------------    ---------------------------------------
FOLLOW THESE FOUR EASY STEPS:           FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY          1. READ THE ACCOMPANYING PROXY
   STATEMENT/PROSPECTUS AND PROXY CARD.    STATEMENT/PROSPECTUS AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER            2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/cbt

3. ENTER YOUR VOTER CONTROL NUMBER      3. ENTER YOUR VOTER CONTROL NUMBER
   LOCATED ON YOUR PROXY CARD ABOVE        LOCATED ON YOUR PROXY CARD ABOVE
   YOUR NAME.                              YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.    4. FOLLOW THE INSTRUCTIONS PROVIDED.
------------------------------------    ---------------------------------------

YOUR VOTE IS IMPORTANT!                 YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!            Go to http://www.eproxyvote.com/cbt
                                        anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET





                                  DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 AND ITEM 2.
 THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED "FOR" ITEM 1 AND ITEM 2 IF NO
                              CHOICE IS SPECIFIED.


1. Election of Directors.
   NOMINEES FOR TERMS EXPIRING IN 2005: (01) Arthur L. Goldstein,
   (02) Gautam S. Kaji and (03) John H. McArthur                                                              FOR   AGAINST  ABSTAIN

               FOR                  WITHHELD                          2. Proposal to approve Amendments       [ ]     [ ]      [ ]
               ALL    [ ]    [ ]    FROM ALL                             to 1999 Equity Incentive Plan.
            NOMINEES                NOMINEES
                                                                      3. Transactions of such other business
   [ ] ______________________________________                            as may properly come before the
       For all nominees except as noted above                            meeting and any adjournments thereof.

                                                                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]


                                                                      Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc. if applicable. A
                                                                      corporation must sign in its name by the president or other authorized officers. All co-owners must sign.


Signature: __________________________________  Date: _______________ Signature: _____________________________ Date: ________________